    As filed with the Securities and Exchange Commission on October 15, 2001

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  TEKGRAF, INC.
             (Exact name of registrant as specified in its charter)

           Georgia                                                58-2033795
 (State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                           980 Corporate Woods Parkway
                          Vernon Hills, Illinois 60061
                            Telephone: (847) 913-5888
     (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                                  TEKGRAF, INC.
                             1997 STOCK OPTION PLAN
                (As Amended and Restated Effective June 29, 2001)
                            (Full title of the plan)

                               William M. Rychell
                             Chief Executive Officer
                           980 Corporate Woods Parkway
                          Vernon Hills, Illinois 60061
                            Telephone: (847) 913-5888
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                             Stephen A. Tsoris, Esq.
                            Gardner, Carton & Douglas
                       321 North Clark Street, Suite 3400
                             Chicago, Illinois 60610

                         CALCULATION OF REGISTRATION FEE

------------------------------------------ ------------------- -------------------- --------------------- -------------------
                                                                Proposed Maximum      Proposed Maximum
           Title of Securities                Amount to be     Offering Price Per    Aggregate Offering        Amount of
            to be Registered                 Registered(1)           Share                  Price           Registration Fee
            ----------------                 -------------     -------------------  -------------------    ----------------
Class A Common Stock
(par value $0.001 per share)
    -Reserved and not subject to awards
     outstanding under the Plan                   285,163           $0.895(3)                $255,221              $63.81
    -Issuable pursuant to awards
     outstanding under the plan                   364,837            $0.52(4)                $189,716              $47.43
                                                 --------                                  ----------         -----------
         Total                                    650,000(2)                                 $444,937            $111.24
                                                  =======                                  ==========         ==========
------------------------------------------ ------------------- -------------------- --------------------- -------------------

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(1)  Together with an indeterminable number of additional shares in order to adjust the number of shares reserved for issuance pursuant to the Plan as the result of a stock split, stock dividend or similar transaction affecting the common stock, pursuant to 17 C.F.R. Section 230.416.

(2) Amount represents the number of shares issuable pursuant to the Plan in addition to the 600,000 registered on Registration Statement No. 333-32578.

(3) Estimated in accordance with Rule 457(c) and (h)(1) solely for the purpose of calculating the registration fee based on the average of the high and low prices reported on the Nasdaq SmallCap Market on October 9, 2001.

(4) Estimated in accordance with Rule 457(h)(1) solely for the purpose of calculating the registration fee based on the weighted averaged exercise price per share.


         INCORPORATION BY REFERENCE OF EARLIER REGISTRATION ON FORM S-8

         We have previously filed a registration statement with the Securities and Exchange Commission on Form S-8 (Registration Statement No. 333-32578) relating to our 1997 Employee Stock Option Plan. This Registration Statement registers additional shares for offering pursuant to such Plan, as amended and restated effective June 29, 2001. Subject to the final paragraph of Item 3 of
Part II of this Registration Statement and except as modified or superseded herein, the contents of the previously filed registration statement are incorporated into this Registration Statement by reference.

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                                  TEKGRAF, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, listed below and previously filed by us with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

         1. Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         2. Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2001;

         3. The description of our Class A Common Stock contained in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission August 12, 1997, including any amendment or report filed for the purpose of updating such description (File No. 333-33449).

         In addition, each document filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or that deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document that is also incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Georgia Business Corporation Code (the "GBCC") provides that a Georgia corporation may indemnify a director if he or she acted in good faith and reasonably believed that his or her actions were in the corporation's best interests. The GBCC also allows a corporation to advance expenses upon receiving written confirmation that the relevant standard of conduct (good faith and reasonable relief) has been met. Under the GBCC, a corporation may purchase and maintain liability insurance for its directors and officers.

         We have entered into indemnification agreements with our directors and executive officers. In each indemnification agreement, we agree to indemnify the person named as indemnitee for expenses, including reasonable attorneys' fees, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with certain civil or criminal actions or administrative proceedings arising out of that person's performance of his or her duties as a director or officer. The indemnification will not cover a lawsuit brought by the director or officer. The indemnification will be available only if the person named as indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests. Further, in connection with a criminal matter, the indemnification will be available only if that person had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also require us to indemnify that person to the fullest extent permitted by applicable law. Each indemnification agreement permits the indemnitee to bring a lawsuit under that indemnification agreement, and to recover the expenses of such a lawsuit if it is successful.

         Our bylaws provide that we must indemnify our directors, officers, employees or agents to the full extent permitted by the laws of Georgia. We have the right to purchase and maintain insurance on behalf of any of these persons whether or not we have the power to indemnify that person against the liability. We have purchased a

                                    II-1
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standard policy of directors' and officers' liability insurance covering our directors and officers with respect to liabilities incurred as a result of his or her service in those positions.

ITEM 8.  INDEX TO EXHIBITS.

         See Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by section 10(a)(3)
              of the Securities Act of 1933;

                 (ii) to reflect in the prospectus any facts or events
              arising after the effective date of the Registration Statement
              (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any section, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court
                                   II-2
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of appropriate jurisdiction the question whether such
indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the duly authorized undersigned, in the City of Vernon Hills, State of Illinois, on this 12th day of October 2001.

                                   TEKGRAF, INC.

                                   By:  /S/ WILLIAM M. RYCHELL
                                        ---------------------------------------
                                            William M. Rychell
                                         CHIEF EXECUTIVE OFFICER


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned hereby constitutes and appoints William M. Rychell and Thomas M. Mason, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 12th day of October 2001.

           SIGNATURES                                          TITLE
           ----------                                          -----

/S/ WILLIAM M. RYCHELL
---------------------------------     Chief Executive Officer
William M. Rychell                    (Principal Executive Officer) and Director


/S/ THOMAS M. MASON                   Vice President of Finance and Chief
---------------------------------     Financial Officer (Principal Financial and
Thomas M. Mason                       Accounting Officer) and Director


/S/ STEVEN J. CARNEVALE               Director
---------------------------------
Steven J. Carnevale


/S/ FRANK X. DALTON, JR.              Director
---------------------------------
Frank X. Dalton, Jr.


/S/ ALBERT E. SISTO                   Director
---------------------------------
Albert E. Sisto

                                    S-1
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                                INDEX TO EXHIBITS


EXHIBIT NUMBER             DESCRIPTION OF DOCUMENT
--------------             -----------------------
      4.1                  Amended and Restated Stock Option Plan (filed as Exhibit 10.1 to the Registrant's
                           Quarterly Report on Form 10-Q filed on August 14, 2001 and incorporated herein by reference)

      4.2                  Restated Articles of Incorporation (filed as Exhibit
                           3.1 to the Registrant's Quarterly Report on Form 10-Q filed on August 14, 2000 and incorporated herein by reference)

      4.3                  Bylaws (filed as Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q
                           filed on May 12, 2000 and incorporated herein by reference)

      5.1                  Opinion of Gardner, Carton & Douglas regarding legality of securities

      23.1                 Consent of Grant Thornton LLP

      23.2                 Consent of PricewaterhouseCoopers LLP

      23.3                 Consent of Gardner, Carton & Douglas (included in exhibit 5.1)

      24.1                 Powers of Attorney (included on signature page)

                                      E-1
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